UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Brocade Communications Systems, Inc.

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SUPPLEMENT TO PROXY STATEMENT

This Supplement to the Definitive Proxy Statement on Schedule 14A filed on December 20, 2016, which we refer to as the “Definitive Proxy Statement,” by Brocade Communications Systems, Inc., which we refer to as the “Company” or “Brocade,” is being filed to supplement the Definitive Proxy Statement as described in the Explanatory Note below.

EXPLANATORY NOTE

In connection with the Merger, five purported class action complaints have been filed on behalf of Company stockholders against the Company and its directors in the United States District Court for the Northern District of California. Two of the five complaints also named Ultimate Parent, Broadcom Corporation and Merger Sub as defendants. The five complaints are captioned as follows: Steinberg v. Brocade Communications Systems, Inc., et al. (filed December 12, 2016); Gross v. Brocade Communications Systems, Inc., et al. (filed December 15, 2016); Bragan v. Brocade Communications Systems, Inc., et al. (filed December 21, 2016); Jha v. Brocade Communications Systems, Inc., et al. (filed December 21, 2016); and Chuakay v. Brocade Communications Systems, Inc., et al. (filed January 5, 2017). We refer to these five actions collectively as the “Stockholder Actions.”

The Company believes that no supplemental disclosures are required under applicable laws; however, to avoid the risk of the Stockholder Actions delaying or adversely affecting the Merger and to minimize the expense of defending the Stockholder Actions, and without admitting any liability or wrongdoing, the Company is making certain disclosures below that supplement and revise those contained in the Definitive Proxy Statement, which we refer to as the “litigation-related supplemental disclosures.” The litigation-related supplemental disclosures contained below should be read in conjunction with the Definitive Proxy Statement, which is available on the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov, along with periodic reports and other information the Company files with the Securities and Exchange Commission. The Company and the other named defendants have denied, and continue to deny, that they have committed or assisted others in committing any violations of law or breaches of duty to Company stockholders, and expressly maintain that, to the extent applicable, they have complied with their fiduciary and other legal duties and are providing the litigation-related supplemental disclosures below solely to try to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in the litigation-related supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the litigation-related supplemental disclosures. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. References to sections and subsections herein are references to the corresponding sections or subsections in the Definitive Proxy Statement, all page references are to pages in the Definitive Proxy Statement, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

Forward-Looking Statements

This Supplement to the Definitive Proxy Statement and the documents to which we refer you in this Supplement to the Definitive Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “potential,” “predict,” “aim,” and other similar expressions, among others, which appear in a number of places in this Supplement to the Definitive Proxy Statement (and the documents to which we refer you in this Supplement to the Definitive Proxy Statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of consummating the Merger, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause our actual results to differ materially from those described or implied in these forward-looking statements:

•	the risk that the conditions to the closing of the Merger are not satisfied (including a failure of our stockholders to approve, on a timely basis or otherwise, the Merger and the risk that regulatory approvals required for the Merger, including antitrust approvals and clearance from CFIUS, are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and risk that the circumstances of such termination could require us to pay Parent a $195 million termination fee;

•	litigation or other legal proceedings relating to the Merger;

•	uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company, Ultimate Parent and Parent to consummate the Merger;

•	risks that the proposed transaction disrupts the current plans and operations, and diverts the attention of management or employees of the Company or Ultimate Parent;

•	the ability of the Company to retain and hire key personnel;

•	competitive responses to the proposed Merger;

•	unexpected costs, charges or expenses resulting from the Merger;

•	potential adverse reactions or changes to business relationships resulting from the announcement or consummation of the Merger; and

•	legislative, regulatory and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s and Ultimate Parent’s respective most recent Annual Reports on Form 10-K and more recent other reports filed with the SEC. The Company and Ultimate Parent can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither the Company nor Ultimate Parent undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT RELATED TO STOCKHOLDER ACTIONS

The section of the Definitive Proxy Statement under the heading “The Merger — Opinion of Evercore Group L.L.C.” is hereby amended by:

Amending the second full paragraph on page 55 in the section titled “Sum of the Parts Analysis” as follows (with new text in underline):

For the Storage Networking component, Evercore performed a discounted cash flow analysis to estimate the implied enterprise value as of October 31, 2016, using (1) the unlevered, after-tax free cash flows that were projected to be generated by the Company from the Storage Networking component from the period from November 1, 2016 through October 31, 2021, plus (2) the portion of the estimated terminal value of the Company attributable to the Storage Networking component as of October 31, 2021 based on a perpetuity growth rate of -6.0% to -4.0%, reflecting the Company’s perspective on the prospects for the Storage Networking component. The total cash flows attributable to the Storage Networking component were then discounted to present value using an estimate range of discount rates from 8.5% to 11.0%. Evercore estimated the Storage Networking component’s weighted average cost of capital based on application of the capital asset pricing model and its professional judgment given the nature of the Storage Networking component. The resulting range of implied enterprise values for the Storage Networking component was approximately $2.8 billion to $3.6 billion.

Amending the third full paragraph on page 55 in the section titled “Sum of the Parts Analysis” as follows (with new text in underline):

For the SRA and Software Networking component, Evercore performed a discounted cash flow analysis to estimate the implied enterprise value as of October 31, 2016, using (1) the unlevered, after-tax free cash flows that were projected to be generated by the Company from the SRA and Software Networking component from the period from November 1, 2016 through October 31, 2026, plus (2) the portion of the estimated terminal value of the Company attributable to the SRA and Software Networking component as of October 31, 2026 based on an Adjusted EBITDA multiple of 10.0x to 12.0x. Evercore estimated the terminal value multiple based on the financial projections provided by the Company’s management, the trading multiples for the companies included in the selected publicly traded companies analysis, and its professional judgment given the nature of the SRA and Software Networking component. The total cash flows attributable to the SRA and Software Networking component were then discounted to present value using an estimate range of discount rates from 8.5% to 11.0%. Evercore estimated the SRA and Software Networking component’s weighted average cost of capital based on application of the capital asset pricing model and its professional judgment given the nature of the SRA and Software Networking component. The resulting range of implied enterprise values for the SRA and Software Networking component was approximately $1.1 billion to $1.6 billion.

Amending the fourth full paragraph on page 55 in the section titled “Sum of the Parts Analysis” as follows (with new text in underline):

For the Campus component, Evercore assumed a multiple range of 1.0x to 1.5x management’s projection of the Company’s estimated fiscal year 2017 revenue from the Campus component. The multiple range was derived by analyzing the results from an analysis of the revenue multiples for the companies included in the selected publicly traded companies analysis and took into account qualitative judgments for the nature of the business. The resulting range of implied enterprise values for the Campus component was approximately $0.3 billion to $0.5 billion.

Amending the second sentence in the first full paragraph on page 57 in the section titled “Miscellaneous” as follows (with new text in underline):

Pursuant to the terms of its engagement letter, Evercore is entitled to receive (1) an opinion fee of $2 million, regardless of the conclusion reached therein, which was earned upon delivery of its fairness opinion and which is fully creditable, to the extent previously paid, against any transaction fee payable and (2) a transaction fee, comprised of a success fee currently estimated to equal $29.7 million and a discretionary component currently estimated to equal $5.9 million (the payment of which was approved by the Company Board at a meeting on November 1, 2016), currently estimated to total approximately $35.6 million, the entirety of which Evercore will earn subject to and upon the consummation of the Merger.

Inserting the following paragraph below the first full paragraph on page 57 in the section titled “Miscellaneous”:

For services rendered by it as the Company’s financial advisor in the acquisition by the Company of Ruckus, Evercore received, in total, $6.5 million as compensation. Other than compensation paid or payable to Evercore in connection with the acquisition of Ruckus and the proposed acquisition of the Company, for the period from October 2013 through October 2016, Evercore has received $1.4 million as compensation in connection with other engagements by the Company. Other than ongoing services in connection with the acquisitions of the Company and Ruckus, no future engagement is currently mutually understood to be contemplated between the Company and Evercore.

The section of the Definitive Proxy Statement under the heading “The Merger — Certain Company Forecasts” is hereby amended by:

Amending and restating footnote 9 on page 61 in the section titled “The September Management Case” as follows:

(9)	Unlevered Free Cash Flow is calculated as Non-GAAP EBITDA, adjusted for stock-based compensation expense, cash taxes, capital expenditures, changes in net working capital and changes in deferred revenue. Forecasts of Unlevered Free Cash Flow were not included in the financial projections provided to Ultimate Parent or to the other parties who participated in the solicitation process.

Inserting the following paragraph and table below the table and related footnotes that appear under the heading “The September Management Case” on page 60.

Within the September Management Case, projections and extrapolations derived therefrom were prepared for the four components of the Company’s business (its Storage Networking component; its SRA and Software Networking component; its Campus component; and its Ruckus component) on a stand-alone basis, and portions of such projections and extrapolations derived therefrom were used in the sum of the parts analysis (described in “The Merger — Opinion of Evercore Group L.L.C.” beginning on page 48). Such forecasts and extrapolations derived therefrom are set forth below. Unlevered free cash flow was not derived for the Company’s Campus and Ruckus components or for fiscal year 2016 for the Storage Networking and SRA and Software Networking components in the September Management Case.

Storage Networking (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions)
Revenue	$1,438	$1,383	$1,346	$1,290	$1,238	$1,189
Unlevered Free Cash Flow		$451	$443	$426	$398	$380

(1)	For each of fiscal years 2016, 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The September Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the September Management Case projections for fiscal years 2016 through 2019 as described above.

SRA and Software Networking (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)	2022E(2)	2023E(2)	2024E(2)	2025E(2)	2026E(2)
	(in millions)
Revenue	$439	$426	$495	$607	$735	$834	$911	$985	$1,051	$1,121	$1,197
Unlevered Free Cash Flow		$(89)	$(49)	$(9)	$7	$39	$61	$78	$93	$105	$119

(1)	For each of fiscal years 2016, 2017, 2018, 2020, 2021, 2022, 2023 and 2026, the Company’s fiscal year end is the final Saturday in October. For each of fiscal years 2019, 2024 and 2025, the Company’s fiscal year end is the first Saturday in November.
(2)	The September Management Case projections for fiscal years 2020 through 2026 were prepared by extrapolating from trends in the September Management Case projections for fiscal years 2016 through 2019 as described above.

Campus (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions)
Revenue	$282	$328	$357	$387	$399	$411

(1)	For each of fiscal years 2016, 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The September Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the September Management Case projections for fiscal years 2016 through 2019 as described above.

Ruckus (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions)
Revenue	$399	$493	$615	$762	$896	$1,008

(1)	For each of fiscal years 2016, 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The September Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the September Management Case projections for fiscal years 2016 through 2019 as described above.

Amending and restating footnote 8 on page 62 in the section titled “The October Management Case” as follows:

(8)	Unlevered Free Cash Flow is calculated as Non-GAAP EBITDA, adjusted for stock-based compensation expense, cash taxes, capital expenditures, changes in net working capital and changes in deferred revenue. Forecasts of Unlevered Free Cash Flow were not included in the financial projections provided to Ultimate Parent or to the other parties who participated in the solicitation process.

Inserting the following paragraph and table below the table and related footnotes that appear under the heading “The October Management Case” beginning on page 61.

Within the October Management Case, projections and extrapolations derived therefrom were prepared for the four components of the Company’s business (its Storage Networking component; its SRA and Software Networking component; its Campus component; and its Ruckus component) on a stand-alone basis, and portions of such projections and extrapolations derived therefrom were used in the sum of the parts analysis (described in “The Merger — Opinion of Evercore Group L.L.C.” beginning on page 48). Such forecasts and extrapolations derived therefrom are set forth below. Unlevered free cash flow was not derived for the Company’s Campus component or for fiscal year 2016 for the Storage Networking, SRA and Software Networking, and Campus components in the October Management Case.

Storage Networking (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions)
Revenue	$1,451	$1,383	$1,346	$1,290	$1,243	$1,208
Unlevered Free Cash Flow		$454	$443	$426	$397	$373

(1)	For each of fiscal years 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The October Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the October Management Case projections for fiscal years 2016 through 2019 as described above.

SRA and Software Networking (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)	2022E(2)	2023E(2)	2024E(2)	2025E(2)	2026E(2)
	(in millions)
Revenue	$427	$426	$495	$607	$684	$762	$829	$891	$947	$1,008	$1,072
Unlevered Free Cash Flow		($ 92)	($ 49)	($ 9)	$34	$61	$85	$108	$117	$124	$132

(1)	For each of fiscal years 2017, 2018, 2020, 2021, 2022, 2023 and 2026, the Company’s fiscal year end is the final Saturday in October. For each of fiscal years 2019, 2024 and 2025, the Company’s fiscal year end is the first Saturday in November.
(2)	The October Management Case projections for fiscal years 2020 through 2026 were prepared by extrapolating from trends in the October Management Case projections for fiscal years 2016 through 2019 as described above.

Campus (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions)
Revenue	$282	$328	$357	$387	$414	$435

(1)	For each of fiscal years 2016, 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The October Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the October Management Case projections for fiscal years 2016 through 2019 as described above.

Ruckus (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions)
Revenue	$393	$493	$615	$762	$873	$961
Unlevered Free Cash Flow		$16	$48	$73	$112	$131

(1)	For each of fiscal years 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The October Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the October Management Case projections for fiscal years 2016 through 2019 as described above.

Amending and restating the section under the heading “The Management Case Forecasts” beginning on page 62 as follows:

The Company management believes non-GAAP financial measures provide useful information to investors by offering (1) the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results, (2) the ability to make more meaningful comparisons of the Company’s operating performance relative to its competitors, (3) the ability to better identify trends in the Company’s underlying business and to perform related trend analyses and (4) a better understanding of how management plans and measures the Company’s underlying business. The Company has presented below a reconciliation of each non-GAAP financial measure utilized in the September Management Case and the October Management Case to the most comparable GAAP financial measure. These reconciliations constitute “forward-looking statements” as described above. The Company believes that such reconciliations are inherently unreliable. The inclusion of these reconciliations and the GAAP financial measures presented therein therefore should not be regarded as an indication that the Company management, the Company Board, its advisors or any other person considers such reconciliations or such GAAP financial measures to be a reliable prediction of actual future results, and should not be relied upon as such. The Company does not regularly forecast most of the reconciling items presented below, and the Company views providing such reconciliations as a purely speculative exercise as the actual amounts of most of the reconciling items presented are highly uncertain due to the combination of the variability and volatility of the amounts of such items incurred or recorded historically over time. Without limitation of the foregoing: (a) the actual acquisition and integration expense and the actual amortization expense associated with acquired intangibles to be incurred in future periods will be directly related to the nature and timing of future acquisitions by the Company, which is impossible to predict; (b) the actual restructuring charges to be recorded in future periods will be directly related to the nature and timing of future restructuring actions taken by the Company, which are similarly impossible to predict; (c) the actual impairment charges to be recorded in future periods will be directly related to the future fair values of assets subject to impairment testing, which cannot be forecasted accurately; and (d) the actual gains or losses relating to sales of assets will be directly related to the nature and timing of future sales of assets by the Company, which also cannot be forecasted accurately. For purposes of presenting the reconciliations below, the Company has assumed that no such acquisition and integration expenses, amortization expenses associated with acquired intangibles, restructuring charges, asset impairment charges or gains or losses relating to sales of assets will be incurred or recorded in any of the future periods presented. As a result, and particularly given the historical variability, volatility and magnitude of those items, actual results likely will differ, and may differ materially, from those implied by the reconciliations below. For purposes of the below reconciliations, amounts provided for fiscal year 2016 are based on the actual fiscal year 2016 results available to Company management at the time of the preparation of these reconciliations and therefore differ from the estimated amounts for fiscal year 2016 used at the time of the preparation of the forecasts.

The September Management Case

A reconciliation of Non-GAAP Gross Profit, Non-GAAP Operating Income, Non-GAAP EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP financial measures is set forth below.

Non-GAAP adjustments

	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
Stock-based compensation expense included in cost of revenues	$17	$17	$19	$20	$22	$23
Amortization expense associated with acquired intangibles included in cost of revenues	29	50	46	43	42	38
Purchase accounting adjustments to inventory	31	6	—	—	—	—

Total gross profit impact from non-GAAP adjustments	$77	$73	$65	$63	$64	$61
Stock-based compensation expense included in research and development	29	24	25	27	29	31
Stock-based compensation expense included in sales and marketing	53	41	44	48	51	54
Stock-based compensation expense included in general and administrative	31	21	22	24	26	27
Amortization expense associated with acquired intangibles included in operating expenses	16	28	23	23	23	23
Acquisition and integration costs	29	—	—	—	—	—
Asset impairment charges	—	—	—	—	—	—
Gains or losses relating to sales of assets	—	—	—	—	—	—
Restructuring charges	(1)	—	—	—	—	—

Total operating income impact from non-GAAP adjustments	$234	$187	$179	$185	$193	$196
Non-cash portion of the interest expense on the Company’s 1.375% convertible senior unsecured notes due 2020	15	16	17	18	3	—
Effects of certain intercompany transactions on the tax provision	28	—	—	—	—	—
Income tax effect of non-GAAP adjustments	(58)	(40)	(37)	(37)	(32)	(31)

Total net income impact from non-GAAP adjustments	$219	$163	$159	$166	$164	$165

Interest expense	$45	$58	$57	$56	$39	$34
Income tax	48	73	102	123	136	145
Depreciation and amortization (including amortization expense associated with acquired intangibles)	124	179	179	183	190	193
Stock-based compensation expense	130	103	110	119	128	135
Acquisition and integration expense	29	—	—	—	—	—
Restructuring charges	(1)	—	—	—	—	—
Asset impairment charges	—	—	—	—	—	—
Gains or losses relating to sales of assets	—	—	—	—	—	—
Purchase accounting adjustments to inventory	31	6	—	—	—	—

Total EBITDA impact from non-GAAP adjustments	$406	$419	$448	$481	$493	$507

Gross profit reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Gross Profit	$1,515	$1,688	$1,846	$1,998	$2,129	$2,242
Total gross profit impact from non-GAAP adjustments	77	73	65	63	64	61

Non-GAAP Gross Profit	$1,592	$1,761	$1,911	$2,061	$2,193	$2,303

Operating income reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Operating Income	$307	$391	$531	$616	$641	$677
Total operating income impact from non-GAAP adjustments	234	187	179	185	193	196

Non-GAAP Operating Income	$541	$578	$710	$801	$834	$873

Non-GAAP EBITDA to GAAP net income reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Net Income	$214	$261	$370	$437	$466	$498
Total EBITDA impact from non-GAAP adjustments	406	419	448	481	493	507

Non-GAAP EBITDA	$620	$680	$818	$918	$959	$1,005

Net income reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Net Income	$214	$261	$370	$437	$466	$498
Total net income impact from non-GAAP adjustments	219	163	159	166	164	165

Non-GAAP Net Income	$433	$424	$529	$603	$630	$663

Net income per share reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions, except per share amounts)
GAAP Net Income per share	$0.51	$0.63	$0.90	$1.07	$1.14	$1.22
Total impact on net income per share from non-GAAP adjustments	0.53	0.40	0.39	0.40	0.40	0.40

Non-GAAP EPS	$1.04	$1.03	$1.29	$1.47	$1.54	$1.62

A reconciliation of unlevered free cash flow to Non-GAAP EBITDA (for which the reconciliation to net income has been presented in the tables above) is set forth below.

Non-GAAP EBITDA to unlevered free cash flow reconciliation

	2017E	2018E	2019E	2020E	2021E
	(in millions)
Non-GAAP EBITDA	$680	$818	$918	$959	$1,005
Stock-based compensation expense	(103)	(110)	(119)	(128)	(135)
Cash taxes	(100)	(126)	(143)	(148)	(155)
Capital expenditures	(90)	(96)	(104)	(112)	(118)
Changes in net working capital	(78)	(49)	(62)	(59)	(46)
Changes in deferred revenue	21	22	24	26	27

Unlevered free cash flow	$330	$459	$513	$538	$578

The October Management Case

A reconciliation of Non-GAAP Gross Profit, Non-GAAP Operating Income, Non-GAAP EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP financial measures is set forth below.

        Non-GAAP adjustments

	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
Stock-based compensation expense included in cost of revenues	$17	$17	$19	$20	$21	$22
Amortization expense associated with acquired intangibles included in cost of revenues	29	50	46	43	42	38
Purchase accounting adjustments to inventory	31	6	—	—	—	—

Total gross profit impact from non-GAAP adjustments	$77	$73	$65	$63	$63	$60
Stock-based compensation expense included in research and development	$29	$24	$25	$27	$29	$30
Stock-based compensation expense included in sales and marketing	53	41	44	48	50	52
Stock-based compensation expense included in general and administrative	31	21	22	24	26	28
Amortization expense associated with acquired intangibles included in operating expenses	16	28	23	23	23	23
Acquisition and integration expense	29	—	—	—	—	—
Asset impairment charges	—	—	—	—	—	—
Gains or losses relating to sales of assets	—	—	—	—	—	—
Restructuring charges	(1)	—	—	—	—	—

Total operating income impact from non-GAAP adjustments	$234	$187	$179	$185	$191	$193
Non-cash portion of the interest expense on the Company’s 1.375% convertible senior unsecured notes due 2020	$15	$16	$17	$18	$3	$—
Effects of certain intercompany transactions on the tax provision	28	—	—	—	—	—
Income tax effect of non-GAAP adjustments	(58)	(39)	(36)	(36)	(31)	(31)

Total net income impact from non-GAAP adjustments	$219	$164	$160	$167	$163	$162

Interest expense	$45	$58	$57	$56	$39	$34
Income tax	48	73	103	124	143	151
Depreciation and amortization (including amortization expense associated with acquired intangibles)	124	179	175	179	181	182
Stock-based compensation expense	130	103	110	119	126	132
Acquisition and integration expense	29	—	—	—	—	—
Restructuring charges	(1)	—	—	—	—	—
Asset impairment charges	—	—	—	—	—	—
Gains or losses relating to sales of assets	—	—	—	—	—	—
Purchase accounting adjustments to inventory	31	6	—	—	—	—

Total EBITDA impact from non-GAAP adjustments	$406	$419	$445	$478	$489	$499

Gross profit reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Gross Profit	$1,515	$1,688	$1,846	$1,998	$2,103	$2,200
Total gross profit impact from non-GAAP adjustments	77	73	65	63	63	60

Non-GAAP Gross Profit	$1,592	$1,761	$1,911	$2,061	$2,166	$2,260

Operating income reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Operating Income	$307	$391	$531	$616	$673	$708
Total operating income impact from non-GAAP adjustments	234	187	179	185	191	193

Non-GAAP Operating Income	$541	$578	$710	$801	$864	$901

Non-GAAP EBITDA to GAAP net income reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Net Income	$214	$260	$369	$436	$491	$523
Total EBITDA impact from non-GAAP adjustments	406	419	445	478	489	499

Non-GAAP EBITDA	$620	$679	$814	$914	$980	$1,022

Net income reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions)
GAAP Net Income	$214	$260	$369	$436	$491	$523
Total net income impact from non-GAAP adjustments	219	164	160	167	163	162

Non-GAAP Net Income	$433	$424	$529	$603	$654	$685

Net income per share reconciliation
	2016A	2017E	2018E	2019E	2020E	2021E
	(in millions, except per share amounts)
GAAP Net Income per share	$0.51	$0.63	$0.90	$1.06	$1.20	$1.28
Total impact on net income per share from non-GAAP adjustments	0.53	0.40	0.39	0.41	0.40	0.39

Non-GAAP EPS	$1.04	$1.03	$1.29	$1.47	$1.60	$1.67

A reconciliation of unlevered free cash flow to Non-GAAP EBITDA (for which the reconciliation to net income has been presented in the tables above) is set forth below.

Non-GAAP EBITDA to unlevered free cash flow reconciliation

	2017E	2018E	2019E	2020E	2021E
	(in millions)
Non-GAAP EBITDA	$679	$814	$914	$980	$1,022
Stock-based compensation expense	(103)	(110)	(119)	(126)	(132)
Cash taxes	(100)	(126)	(143)	(155)	(162)
Capital expenditures	(90)	(93)	(101)	(104)	(109)
Changes in net working capital	(78)	(48)	(61)	(44)	(40)
Changes in deferred revenue	21	22	24	25	26

Unlevered free cash flow	$329	$459	$514	$577	$607

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